UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):

                                   May 6, 2003


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                     1-12680                  22-2115841
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                      Identification No.)




         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 979-2955

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Item 2.   Acquisition or Disposition of Assets.

     This current Report of Form 8-K/A amends item 2 of the Current Report of Form 8-K dated May 6, 2003 and filed on May 20, 2003.

On May 20, 2003, Oryx Technology Corp. (the "Company") announced that its wholly-owned subsidiary, Oryx Ventures, LLC, invested an additional $200,000 in S2 Technologies, Inc., an early-stage middleware and software tools development company, as part of a $1 million offering of Series B-1 Preferred Stock. This sale of Series B-1 Preferred Stock closed on May 6, 2003. The Company's equity ownership in S2 Technologies is now approximately 39% of all outstanding shares on a fully diluted basis. The Company has the right to increase its investment in S2 Technologies up to an additional $32,000 at any subsequent closing for the sale of additional shares of Series B-1 Preferred Stock prior to August 6, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

This Current Report of Form 8-K/A amends item 7 of the Current Reports of Form 8-K dated and filed on May 20, 2001 to include all financial statements required by Item 310 of Regulation S-B.

         (a)  Financial statements of businesses acquired.

              Audited financial statements of S2 Technologies, Inc. as of February 28, 2003 and 2002 and for each of the two years ended February 28, 2003 and 2002. Copies of such financial statements are attached hereto as Exhibit 99.1

         (b)  Pro forma financial information.

              The unaudited pro forma effect on the balance sheet of the Company at February 28, 2003, had the Company completed its May 2003 investment in S2 Technologies on that date, would have resulted in a decrease in "Cash and Cash equivalents" of $200,000 to $181,000 from $381,000 and an equivalent increase in "Deficit accumulated during the development stage" to $4,040,000 from $3,840,000. On an unaudited pro forma basis for the year ended February 28, 2003, giving effect to the 2.5% reduction of total voting ownership in S2 Technologies as if it had been made at the beginning of the year, "Loss on investments, net" would have decreased $46,000 to $741,000 from $787,000, "Goodwill impairment" would have increased $200,000 to $612,000 from $412,000, "Interest income, net" would have decreased $2,000 to $8,000 from $10,000 and "Net loss attributable to common stock" would have increased to $2,238,000 from $2,082,000. Basic and diluted "Net loss per common share" would have increased $1.22 to from $1.14.

         (c)  Exhibits

              99.1 Audited financial statements as of February 28, 2003 and 2002 and for the years ended February 28, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to February 28, 2003.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







Date:  July 3, 2003                         ORYX TECHNOLOGY CORP.
                                            (Registrant)

                                            By: /s/ Philip J. Micciche
                                                ----------------------
                                                Philip J. Micciche
                                                Chief Executive Officer











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